                                                                 Exhibit 99.1




                          INDEPENDENT AUDITORS' REPORT



The Board of Trustees
Windrose Medical Properties Trust:


We have audited the accompanying statement of revenue in excess of certain expenses of Central Medical Park for the period January 1, 2004 through November 17, 2004. This statement is the responsibility of Windrose Medical Properties Trust's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue in excess of certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue in excess of certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Form 8-K of Windrose Medical Properties Trust, as described in Note 1 to the statement of revenue in excess of certain expenses. It is not intended to be a complete presentation of Central Medical Park's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses, as described in Note 1, of Central Medical Park for the period January 1, 2004 through November 17, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Indianapolis, Indiana
March 25, 2005

                              CENTRAL MEDICAL PARK

               Statement of Revenue in Excess of Certain Expenses
                         For the period January 1, 2004
                            through November 17, 2004



Revenue:
     Rent (notes 3 and 4)                                       $ 1,649,801
     Recoveries from tenants                                        207,588
                                                                -----------
                                                                  1,857,389
                                                                -----------
Certain expenses:
     Property taxes                                                 127,821
     Property operating                                             420,913
                                                                -----------
                                                                    548,734
                                                                -----------
            Revenue in excess of certain expenses               $ 1,308,655
                                                                ===========

See accompanying notes to statement of revenue in excess of certain expenses.

(1)    BASIS OF PRESENTATION

       The accompanying statement of revenue in excess of certain expenses relates to the operations of Central Medical Park (the "Property"), a 120,930 rentable square-foot medical office complex located in Durham, North Carolina. Windrose Medical Properties Trust acquired the Property on November 17, 2004. Accordingly, the accompanying statement of revenue in excess of certain expenses includes the operations of the Property for the portion of 2004 prior to acquisition as the operations subsequent to November 17, 2004 are included in the consolidated financial statements of Windrose Medical Properties Trust and subsidiaries.

       The accompanying statement of revenue in excess of certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and accordingly, is not representative of the actual results of operations of the Property for the period January 1, 2004 through November 17, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

       - Depreciation and amortization

       - Interest expense

       - Other costs not directly related to the proposed future operations of the Property

       The Property secures a mortgage loan with an outstanding balance as of December 31, 2004 of $7,022,698, with a fixed interest rate of 8.21%, maturing September 11, 2027 and an additional mortgage loan with an outstanding balance as of December 31, 2004 of $1,256,703 with a fixed interest rate of 6.92%, maturing December 1, 2008. While this debt was assumed in connection with the acquisition of the Property by a subsidiary of Windrose Medical Properties Trust, interest expense related to the borrowings has been excluded from the statement of revenue in excess of certain expenses as historical interest expense is not comparable to future operations due to fair value adjustments that were made to the debt assumed at the date of acquisition.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    REVENUE RECOGNITION

              Rental income from leases with scheduled rental increases during their term are recognized for financial reporting purposes on a straight-line basis.

       (B)    USE OF ESTIMATES

              Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue in excess of certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(3)    RENT REVENUE

       Space is leased to tenants under various operating leases with initial terms ranging from two to ten years. The leases provide for reimbursement of real estate taxes, common area maintenance and certain other operating expenses.

       Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 2004 are as follows:


                 2005                           $ 1,818,790
                 2006                             1,701,244
                 2007                             1,232,219
                 2008                               587,318
                 2009                               159,730
                 Thereafter                          46,957
                                                -----------
                                                $ 5,546,258
                                                ===========


(4)    CONCENTRATION OF CREDIT RISK

       At December 31, 2004, two tenants each accounted for approximately 14% of total annual base rent.